4881-1841-5422.v7 December 30, 2022 Eric Singer Dear Eric: This letter agreement (the “Agreement”) sets forth the terms and conditions of your employment as Chairman and Chief Executive Officer of Immersion Corporation (the “Company”). 1. Position. Effective on January 3, 2023 (the “Effective Date”), you will be appointed as the Company’s President and Chief Executive Officer (“CEO”) reporting to the Company’s Board of Directors (the “Board”). This position is a full-time position with its principal place of work at the Company’s headquarters in Aventura, Florida. While you serve as CEO, you will continue to serve on the Board and will also remain Chairman of the Board. 2. Cash Compensation. a. Base Salary. Your new annual base salary (the “Base Salary”) will be $795,000, retroactive to October 1, 2022. On the first regular payroll date following the Effective Date, the Company will pay to you a catch-up payment reflecting the increase in your Base Salary. Thereafter the Base Salary will be payable in accordance with the Company’s normal payroll practices and will be subject to review and increase (but not decrease without your consent) by the Company’s Compensation Committee at least annually. b. Sign-On Bonus. On the first regular payroll date following the Effective Date, the Company will pay to you a signing bonus in cash of $100,000 (the “Sign-On Bonus”). If you voluntarily resign your employment as CEO or are terminated for Cause (as defined in the Change of Control and Severance Agreement (defined below)) on or before the first anniversary of the Effective Date, you will be required to pay back a pro-rata portion of the Sign-On Bonus to the Company within 30 days after such termination. c. Target Bonus. You will remain eligible to receive an annual bonus for calendar year 2022 under the Company’s executive bonus program based on your service as Executive Chairman. Your annual bonus target for 2023 will be 100% of your Base Salary. Actual payments will be determined based upon Company results and/or individual performance against the applicable performance goals established by the Board. You must be continuously employed through the bonus payment date to be eligible to receive an annual bonus for a particular calendar year, except as otherwise provided in the Change of Control and Severance Agreement. Your bonus participation will also be subject to the terms and conditions of the applicable Company bonus program. 3. Equity Awards. a. New Hire CEO RSUs. Promptly following the Effective Date, the Company will grant to you restricted stock units to acquire 400,000 shares of the Company’s common stock under the Equity Plan (the “CEO RSU Award”). The CEO RSU Award will vest over three years, commencing on the Effective Date, with one third of the total shares subject to DocuSign Envelope ID: 7CEF0C5B-8D86-4061-B539-B0B20A31A790

2 4881-1841-5422.v7 the CEO RSU Award vesting on the first anniversary of the Effective Date and one twelfth of the total shares subject to the CEO RSU Award vesting over the following eight quarters; provided that, subject to Section 4 below, vesting will depend on your continued employment as CEO on the applicable vesting dates, and will be subject to the terms and conditions of the written agreement governing the grant, the Equity Plan, the Change of Control and Severance Agreement and this Agreement b. Existing and Future Equity Grants. Your outstanding equity awards will continue to vest and/or become exercisable, or be settled in shares, as applicable, in accordance with their original schedules, provided you continue to provide services to the Company. In addition, while you serve on the Board, you will remain eligible to receive a restricted stock award at each annual stockholder meeting with the same grant date value and subject to the same vesting and other terms as the Company’s non-employee directors. You will also be eligible to receive future equity grants as determined by and pursuant to the terms established by the Compensation Committee. 4. Change of Control and Severance Agreement. You and the Company previously entered into a Change of Control and Severance Agreement effective as of May 26, 2022 (the “Change of Control and Severance Agreement”). By entering into this Agreement, you and the Company hereby amend clauses (a) and (b) of Section 5 of the Change of Control and Severance Agreement to replace “200%” with “300%” for purposes of calculating severance benefits on an Involuntary Termination (as defined in the Change of Control and Severance Agreement). Except as amended by this Agreement, the Change of Control and Severance Agreement shall remain in effect and enforceable in accordance with its terms. 5. Benefits and Vacation. You will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executives, including unlimited paid time off, subject to the terms and conditions of such plans and programs. The Company reserves the right to change the benefit plans and programs it offers to its senior executives at any time. 6. Expenses. The Company will reimburse you for reasonable and necessary business, travel and entertainment expenses incurred by you in connection with the performance of your duties on behalf of the Company in accordance with the Company’s expense reimbursement policies and procedures. 7. At Will Employment. Your employment with the Company will be “at will,” meaning that either you or the Company (acting through the Board, excluding you) may terminate your employment at any time and for any reason, with or without cause. 8. Confidential Information and Other Company Policies. You will be required to enter into the Company’s standard form of Employee Inventions and Confidentiality Agreement prior to the Effective Date. You will also be expected to comply with the Company’s insider trading policy, code of conduct, and any other policies adopted by the Company regulating the behavior of its employees, as such policies may be amended from time to time. 9. Indemnification. You and the Company have previously entered into the Company’s standard form of indemnification agreement for officers and directors of the DocuSign Envelope ID: 7CEF0C5B-8D86-4061-B539-B0B20A31A790

3 4881-1841-5422.v7 Company. In addition, you will be named as an insured on the director and officer liability insurance policy currently maintained by the Company, or as may be maintained by the Company from time to time. 10. Withholding. All forms of compensation paid to you as an employee are subject to applicable withholding and payroll taxes and other deductions required by law. 11. Entire Agreement; Governing Law and Venue. This Agreement supersedes and replaces any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company, and constitutes the complete agreement between you and the Company, regarding your employment as CEO. This Agreement may not be amended or modified, except by an express written agreement signed by both you and the Chair of the Compensation Committee of the Board. The terms of this Agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this Agreement or arising out of, related to, or in any way connected with, this Agreement, your employment with the Company or any other relationship between you and the Company will be governed by Florida law, excluding laws relating to conflicts or choice of law. In any action between the parties arising out of or relating to any such disputes, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Miami-Dade County, Florida. [Remainder of page intentionally left blank] DocuSign Envelope ID: 7CEF0C5B-8D86-4061-B539-B0B20A31A790

4881-1841-5422.v7 If you wish to accept this position, please sign below and return this letter to me. This offer is open for you to accept until January 3, 2023, at which time it will be deemed to be withdrawn. Yours sincerely, IMMERSION CORPORATION Elias Nader Chair, Compensation Committee On behalf of the Board of Directors Acceptance of Offer: I have read and understood and I accept all the terms of the offer of employment as set forth in the foregoing Agreement. ERIC SINGER Signed ..................................................... Date ........................................................ DocuSign Envelope ID: 7CEF0C5B-8D86-4061-B539-B0B20A31A790 12/30/2022